Exhibit 10.2
NEW ENGLAND EXECUTIVE PARK
BUILDING SIXTEEN
BURLINGTON, MASSACHUSETTS
OFFICE LEASE AGREEMENT
BETWEEN
MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company
(“LANDLORD”)
AND
MICROFINANCIAL INCORPORATED, a Massachusetts corporation
(“TENANT”)

OFFICE LEASE AGREEMENT
     THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of September 20, 2010, by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Outline and Location of Park) Exhibit A-3 (Outline and Location of Offering Space), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Notice of Lease) and Exhibit H (HVAC Specifications).
1.	Basic Lease Information.
1.01	“Building” shall mean the building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803, and commonly known as Sixteen New England Executive Park. “Rentable Square Footage of the Building” is deemed to be 59,236 square feet.

1.02	“Premises” shall mean the area shown on Exhibit A-1 to this Lease. The Premises is located on the 1st and 2nd floor and known as suites 110 and 205. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 23,834 square feet, comprised of (i) 2,583 rentable square feet known as Suite No. 110 located on the 1st floor and (ii) 21,251 rentable square feet known as Suite No. 205 located on the 2nd floor. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03	“Park” shall mean the New England Executive Park, Burlington, Massachusetts and the land on which it is constructed, as well as all existing and future buildings (including the Building) and other improvements thereon. A depiction of the Park as it currently exists, as of the date of this Lease, is set forth on Exhibit A-2 attached hereto. As of the date of this Lease, the Building’s proportionate share of shared common area expenses of the Park (net of billings to other buildings within the Park not owned by Landlord) is 5.78%, which proportionate share shall not be increased or decreased during the Term of this Lease.

1.04	“Base Rent”:

	Annual Rate	Monthly
Calendar Months of Term	Per Square Foot	Base Rent
Commencement Date — Last day of 12th full calendar month of Term	$22.50	$44,688.75
13 — 24	$23.50	$46,674.92
25 — 36	$24.00	$47,668.00
37 — 48	$24.50	$48,661.08
49 — 60	$25.00	$49,654.17
61 — 72	$25.50	$50,647.25
73 — Termination Date	$26.00	$51,640.33
Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in Default (as defined in Section 18) under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $44,688.75 per month for 4 consecutive full calendar months of the Term (as defined in Section 1.07), beginning with the 1st full calendar month of the Term (the “Base Rent Abatement Period”). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $178,755.00 (the “Abated Base Rent”). During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

1.05	“Tenant’s Pro Rata Share”: 40.2357%.

1.06	“Base Year” for Taxes (defined in Exhibit B): Fiscal Year (defined below) 2011 (i.e., July 1, 2010 to June 30, 2011); “Base Year” for Expenses (defined in Exhibit B): calendar year 2011.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.07	“Term”: The period commencing on the Commencement Date (defined below) and, unless terminated earlier in accordance with this Lease, ending on the last day of the 90th full calendar month following the Commencement Date (the “Termination Date”). The “Commencement Date” shall mean the date on which the Landlord Work (defined in Section 1.15) and the Base Building Work (defined in Exhibit C) is Substantially Complete (defined in Section 3). The parties anticipate that the Landlord Work and the Base Building Work will be Substantially Complete on or about January 15, 2010 (the “Target Commencement Date”), provided this Lease is mutually executed and delivered by both Landlord and Tenant by September 15, 2010. In addition, Landlord and Tenant shall also execute and Tenant may register or record, as appropriate, at Tenant’s cost and expense, a Notice of Lease in the form attached as Exhibit G.

1.08	Allowance(s): an amount not to exceed $953,360.00 (i.e., $40.00 per square foot of the Premises), as further described in the attached Exhibit C.

1.09	“Security Deposit”: $140,203.51, as more fully described in Section 6.

1.10	“Guarantor(s)”: As of the date of this Lease there are no Guarantors.

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1.11	“Broker(s)”: FHO Partners (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Meredith & Grew, Incorporated (“Landlord’s Broker”), which represented Landlord in connection with this transaction.

1.12	“Permitted Use”: General office use and, with respect to the 1st floor of the Premises only, storage of equipment.

1.13	“Notice Address(es)”:

Landlord:	Tenant:

MA-New England Executive Park, L.L.C.
c/o Equity Office
125 Summer Street, 17th Floor
Boston, Massachusetts 02110
Attention: Property Manager

With a copy of any notices to
Landlord shall be sent to:

Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606
Attn: General Counsel

and a copy to:

Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Suite 1700
Chicago, Illinois 60602
Attn: Audrey E. Selin, Esq.	Prior to the Commencement Date:

MicroFinancial Incorporated
10-M Commerce Way
Woburn, Massachusetts 01801

From and after the Commencement
Date:

MicroFinancial Incorporated
Sixteen New England Executive Park
Suite 200
Burlington, Massachusetts 01803
1.14	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.

1.15	“Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.16	“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

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1.17	Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (and in a form reasonably satisfactory to Landlord), if the initial term of this Lease or the initial term plus renewal terms granted exceed, in the aggregate, 7 years. If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within 10 days.
2.	Lease Grant.
Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Tenant has the non-exclusive right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).
3.	Adjustment of Commencement Date; Possession.
     3.01 The Landlord Work and the Base Building Work shall be deemed to be “Substantially Complete” on the later of (i) the date that all Landlord Work and Base Building Work has been performed substantially in conformance with the Landlord Work Construction Drawings (as herein defined) (in the case of the Landlord Work) and the work list set forth in Exhibit C hereto (in the case of the Base Building Work) and, in all cases, the Work Letter attached hereto as Exhibit C hereto, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises; and (ii) the date Landlord receives (or would have received absent any Tenant Delays) from the appropriate governmental authorities, with respect to the Landlord Work performed by Landlord or its contractors in the Premises, all approvals (including at least a temporary certificate of occupancy) necessary for the occupancy of the Premises for the Permitted Use. If Landlord delivers a temporary certificate of occupancy, Landlord shall thereafter diligently pursue the issuance of a permanent certificate of occupancy by the appropriate governmental agency. If Landlord is actually delayed in the performance of the Landlord Work or the Base Building Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or Tenant’s specification of any materials or equipment with long lead times (each a “Tenant Delay”), the Landlord Work and the Base Building Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work and the Base Building Work and obtain from the appropriate governmental authorities with respect to the Landlord Work and the Base Building Work performed by Landlord or its contractors in the Premises, all approvals necessary for the occupancy of the Premises for the Permitted Use absent any Tenant Delay. Landlord shall use reasonable efforts to notify Tenant, orally or in writing, of any circumstances of which Landlord is aware that have caused or may cause a Tenant Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Tenant Delay. Notwithstanding anything to the contrary in Section 1.07 above, Landlord’s failure to Substantially Complete the Landlord Work or the Base Building Work by the Target Commencement Date (described in Section 1.07) shall not be a default by Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the

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Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”). Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within 30 days after the date of the Commencement Letter shall be deemed an approval by Tenant of the statements contained therein. If the Termination Date does not fall on the last day of a calendar month, then, notwithstanding anything in Section 1.03 or 1.07 to the contrary, Landlord, at its option, by written notice to Tenant, may elect to adjust the Termination Date to the last day of the calendar month in which the Termination Date would otherwise occur, in which event the Base Rent rate, per rentable square foot, applicable to the portion of such calendar month so added to the Term shall be the same as that which applies to the preceding portion of such calendar month.
     3.02 Subject to Landlord’s obligation, to perform the Landlord Work in accordance with the Landlord Work Construction Drawings (as defined in Exhibit C) and the Base Building Work in accordance with the work list (as set forth in Exhibit C), the Premises are accepted by Tenant in “as is” condition and configuration as of the date of Tenant’s possession of the Premises without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Notwithstanding the foregoing, Landlord shall be responsible for latent defects in the Landlord Work and the Base Building Work of which Tenant notifies Landlord to the extent that the correction of such defects is covered under warranties given Landlord by contractors or subcontractors performing the Landlord Work or the Base Building Work, as the case may be. Landlord shall pursue such claims under such warranties for enforcement. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, provided, however, Landlord shall use reasonable efforts to obtain possession of any such space. In such event, the Commencement Date for the Premises, or the commencement date for such other space, as applicable, shall be postponed until the date Landlord delivers possession of such space to Tenant free from occupancy by any party. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Commencement Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g. after hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.
     3.03 If the Commencement Date has not occurred on or before the Outside Completion Date (defined below), Tenant shall be entitled to a day for day rent abatement following the Base Rent Abatement Period which shall be based on the number of days in the period beginning on the Outside Completion Date and ending on the day prior to the Commencement Date (the “Additional Rent Abatement Trigger Period”). Such additional rent abatement shall equal $1,469.22 for each day of the first 15 days of the Additional Rent Abatement Trigger Period, and $2,938.44 for each day starting on the 16th day of the Additional Rent Abatement Trigger Period through the day prior to the Commencement Date. For purposes hereof, the “Outside Completion Date” shall mean the date which is 120 days after the later of the date this Lease is properly executed and delivered by Tenant, the date all prepaid rental, and Security Deposits and/or Letter of Credit required under this Lease are delivered to Landlord, the date the building permit for the Landlord Work has been obtained, and, if applicable, the date all contingencies, if any, specified in this Lease have been satisfied

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or waived in writing by Landlord. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure.
     3.04 Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Required Completion Date (defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Required Completion Date; and (ii) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Security Deposit and/or Letter of Credit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The “Required Completion Date” shall mean the date which is 30 days after the Outside Completion Date. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Required Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines in good faith that it will be unable to cause the Commencement Date to occur by the Required Completion Date, Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the “Completion Date Extension Notice”) of such inability, which Completion Date Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Completion Date Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within 5 Business Days after the date of the Completion Date Extension Notice. If Tenant does not terminate this Lease within such 5 Business Day period, the Required Completion Date automatically shall be amended to be the date set forth in Landlord’s Completion Date Extension Notice.
     3.05 Notwithstanding the foregoing but subject to the terms of this Section 3.05, Landlord grants Tenant the right to enter the Premises at least 30 days prior to the Commencement Date, at Tenant’s sole risk, at such time(s) as Landlord shall designate, for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty in the Premises. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of Landlord’s Work or the Base Building Work at the earliest possible date. The parties agree to cooperate reasonably to coordinate their respective access to and work within the Premises so as to minimize any delay to the performance of the other party’s work therein.
4.	Rent.
     4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first

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day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. If Tenant does not pay any Rent when due hereunder, past due Rent shall accrue interest at the Prime Rate (as hereinafter defined) plus 2% per annum, and Tenant shall pay Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.
     4.02 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.
5.	Compliance with Laws; Use.
The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business, the use, condition, configuration and occupancy of the Premises and the Building systems located in or exclusively serving the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. However, nothing herein shall require Tenant to comply with Laws or requirements of public authorities which require the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the particular use of Tenant or any Alterations performed by or for Tenant (“Building-Wide Laws”). Landlord will, at Landlord’s expense (except to the extent properly included in Expenses), perform all acts required to comply with such Building-Wide Laws as the same affect the Premises and the Building. In addition, Landlord shall be responsible, at its cost (except to the extent properly included in Expenses), for correcting any violations of Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building except for any obligations specifically imposed upon Tenant pursuant to this Lease. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building

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attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9.03), provided the same are delivered to Tenant in writing and are not inconsistent with the terms of this Lease. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.
6.	Security Deposit.
The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within 5 days after demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.
Provided that Tenant has timely paid all Rent and no Default has occurred under this Lease prior to the Reduction Effective Date (as herein defined) (the “SD Reduction Condition”), Tenant may reduce the Security Deposit so that the reduced Security Deposit will be $100,000.00 effective as of the date (the “Reduction Effective Date”) which is the 3rd anniversary of the Commencement Date. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Security Reduction Notice”). If Tenant provides Landlord with a Security Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant within 45 days after the later to occur of (a) Landlord’s receipt of the Security Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above
7.	Building Services.
     7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories and in the kitchen sink(s) and water cooler(s) in the Premises; (b) customary heat and air conditioning in season during Building Service Hours in accordance with the specifications attached hereto as Exhibit H or otherwise as required by governmental authority; provided that Landlord shall not be liable for any failure to maintain the temperature ranges set forth in such Exhibit to the extent that such failure arises out of either (i) an excess density or electrical load within the Premises beyond any density or load limits that are standard for the Building, or (ii) modifications performed to the HVAC system by Tenant or any contractors retained by Tenant, or (iii) scheduled or temporary service interruptions that arise out of repairs and maintenance of the HVAC system, provided that Landlord shall perform such repairs and maintenance in such a manner as to minimize any interruption of heating and air-conditioning service. Tenant shall have the right to receive HVAC service during hours other

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than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; and if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord. As of the date hereof, Landlord’s charge for after hours heating and air conditioning service is $60.00 per hour for each full floor or partial floor for which Tenant requests such service, subject to change from time to time. (c) standard janitorial service on Business Days; (d) elevator service. In addition, Tenant throughout the initial Term and any extension thereof, shall have the exclusive right to use the loading dock for the Building; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building and the Parking Facility (as defined in Exhibit F attached hereto) for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service (plus an administrative charge of 20% of the cost, not to exceed a total of $250.00, for such administrative charge).
     7.02 Landlord, at Landlord’s sole cost and expense, shall separately meter the Premises for electricity for lights and plugs. Electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge payable by Tenant to Landlord. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. For purposes hereof, the Building “electrical standard” for the initial Premises is 6 watts per usable square foot for lights and connected load to the initial Premises, exclusive of Base Building HVAC, and 4 watts per usable square foot for lights and connected load, exclusive of Base Building HVAC for any additional space added to the initial Premises after the Commencement Date. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s). The initial estimated monthly payments for electricity is $2,979.25 per month (i.e., $1.50 per rentable square foot per year), as such rate may be adjusted up or down from time to time based on actual costs incurred. Such rate shall be established by Landlord as a direct pass-through of the rate charged by the utility provider, without mark-up by Landlord.
     7.03 Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a

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period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.
8.	Leasehold Improvements.
All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Tenant shall, at its expense, properly label and remove any Cable (defined in Section 9.01 below) installed by Tenant as required by Section 9.03 below. In addition, Landlord, by written notice to Tenant upon approval of Tenant’s plans for construction, may require Tenant, at Tenant’s expense, to remove any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any Landlord Work, as such terms may be defined in the Work Letter attached as Exhibit C, may request in writing that Landlord advise Tenant whether the Alteration, including any Landlord Work, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables. Notwithstanding the foregoing, the Landlord agrees that any Cable installed by or for the benefit of Tenant in connection with Tenant’s initial occupancy of the Premises shall not be deemed a Required Removable.

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9.	Repairs and Alterations.
     9.01 Tenant shall promptly provide Landlord with notice of any conditions in the Premises of which Tenant is aware that are dangerous or in need of maintenance or repair. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 9.03); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and other similar facilities exclusively serving Tenant, whether such items are installed by Tenant or are currently existing in the Premises; and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”). All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may, upon a second 2 Business Day notice (except in an emergency as aforesaid) make the repairs, and, within 30 days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 5% of the cost of the repairs.
     9.02 Landlord shall deliver the Premises, including all Base Building systems serving the Premises, in good working order and repair and shall keep and maintain or shall cause to be kept and maintained in good repair and working order and perform maintenance upon, and repair and replace as necessary the: (a) structural elements of the Building, including the foundation, floors, walls and all other structural elements thereof; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building, in general except to the extent installed by or for the benefit of Tenant and servicing only the Premises; (c) Common Areas of the Property and the Park; (d) roof of the Building; (e) exterior windows of the Building; (f) elevators serving the Building; and (g) the Parking Facility. Landlord shall promptly make repairs for which Landlord is responsible. Landlord shall further maintain, repair and replace, as necessary, the exterior Common Areas of the Building, remove snow, ice and debris from all driveways, parking lots, sidewalks and entrances, pave and repave the parking lots, driveways and other paved areas of the Common Areas, and maintain exterior lighting consistent with applicable Laws in the parking lots and entrances of the Building. Landlord shall further cause the roads, driveways and walkways located within the Park to be in good condition and repair, free from snow, ice and debris (to the extent reasonably practical), so as to permit access by Tenant and all Tenant Related Parties to the Building and the Parking Facility.
     9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) does not cost more than $25,000.00 in the aggregate; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building (defined in Section 5); and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to work which may effect the structural portion of the Base Building or

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any Base Building systems); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord and the managing agent for the Building (or any successor(s)) as additional insureds; and any security for performance in amounts reasonably required by Landlord. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Landlord shall either grant or deny any approval requested by Tenant under this Section 9.03 within 10 Business Days after its receipt of Tenant’s written request for such approval, which request must include the items (or a reasonably detailed description of same — e.g., the quality of materials to be approved by Landlord) to be reviewed and approved by Landlord (such items specifically identified by Tenant in such manner are referred to as the “Alteration Approval Items”). If Landlord fails to either approve or disapprove any Alteration Approval Items requested by Tenant within the 10 Business Day period set forth above, Tenant shall have the right to provide Landlord with a second request for Landlord to either approve or disapprove any Alteration Approval Items requested by Tenant. Tenant’s second request for Landlord to either approve or disapprove any Alteration Approval Items requested by Tenant must specifically state that Landlord’s failure to respond within a period of 3 Business Days shall be deemed to be an approval by Landlord. If Landlord’s failure to respond continues for 3 Business Days after its receipt of the second request for Landlord to either approve or disapprove any Alteration Approval Items for which Tenant has submitted a second request, then such Alteration Approval Items shall be deemed to have been approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, if Landlord is performing the construction management services in connection with such Alterations, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alterations equal to 2% of the cost of the Alterations. However, if Tenant is performing the construction management services in connection with such Alterations, Tenant shall instead reimburse Landlord for the commercially reasonable costs actually incurred by Landlord to review Tenant’s plans and oversee the construction of the Alterations. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.
10.	Entry by Landlord.
Landlord may enter the Premises to inspect, show (but only during the last 12 months of the Term or any time during an uncured Default of Tenant) or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord as

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provided in this Lease shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.
11.	Assignment and Subletting.
     11.01 Except in connection with a Business Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed transferee is a governmental entity or an occupant of the Building or the Park or if the proposed transferee, whether or not an occupant of the Building or the Park, is in discussions with Landlord regarding the leasing of space within the Building or the Park. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building or the Park if Landlord does not have space available for lease in the Building or the Park that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building or the Park that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. If the entity(ies) which directly or indirectly controls fifty percent (50%) or more of the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer; provided, however, the foregoing shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time. Notwithstanding the above, Landlord shall not have the right to recapture the Premises (or applicable portion thereof) in the event of a Business Transfer (defined in Section 11.04).
     11.02 Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of either (i) the entire Premises, or (ii) any portion of the Premises located on the 1st floor of the Building, recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord does not respond with one of the foregoing options with such 15 Business Day period, Tenant shall have the right to provide Landlord with a second request for Landlord to respond to Tenant’s request regarding the proposed Transfer. Tenant’s second request must specifically state that Landlord’s failure to respond with 5 Business Days after its receipt of the second request shall be deemed to be a consent to the Transfer. If Landlord fails to respond within 5 Business Days after its receipt of

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the second request from Tenant, then Landlord shall be deemed to have elected the option set forth in subsection (a) above. Notwithstanding the above, Tenant, within 5 days after receipt of Landlord’s notice of intent to recapture, may withdraw its request for consent to the Transfer. In that event, Landlord’s election to recapture the Premises (or applicable portion thereof) shall be null and void and of no force and effect. If Landlord exercises its right to recapture (and Tenant has not withdrawn its election to recapture the Premises or applicable portion thereof), this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer. Notwithstanding the above, Landlord shall not have the right to recapture the Premises (or applicable portion thereof) in the event of a Business Transfer (defined in Section 11.04).
     11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.
     11.04 Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of all or substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 15 Business Days before such Transfer; and (c) if such Transfer will result from a merger or consolidation of Tenant with another entity, then the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Transfer, the financial strength of the entity with which Tenant is to merge or consolidate is not less than that of Tenant, as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc (i.e., the on-line software tool offered by Moody’s for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two fiscal years ending before the Transfer.
     11.05 Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any

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portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.
12. Liens.
Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 Business Days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.
13. Indemnity and Waiver of Claims.
Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below) or any contactor or vendor of Landlord, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, contractors, vendors and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees. Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties other than Landlord Related Parties or any contractor or vendor or any of them, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.
Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or any contractor or vendor of Tenant, Landlord shall indemnify, defend and hold Tenant and the Tenant Related Parties harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises caused by Landlord or any Landlord Related Parties.

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14. Insurance. Tenant shall maintain the following coverages in the following amounts:
     14.01 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.
     14.02 Property insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, including, without limitation, any furniture, business or trade fixtures or equipment purchased by Tenant with any portion of the Allowance (“Tenant’s Property”), and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.
     14.03 Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.
     14.04 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 14.02 showing that the Additional Insured Parties are named as additional insureds.
     14.05 Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 14, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

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     14.06 Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain (collectively, “Landlord’s Insurance”), the premiums of which will be included in Expenses: (1) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00; and (2) All Risk Property Insurance on the Building at full replacement cost value.
15. Subrogation.
Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 15 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.
16. Casualty Damage.
     16.01 If all or any portion of the Premises or if the portion of the Parking Facility serving the Premises which may be required for Tenant’s access to and use and enjoyment of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, within (1) 90 days of the date of the Casualty, if the Casualty affects only the Building, or (2) 120 days of the date of the Casualty if the Casualty affects the Building and other buildings, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 210 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs, provided, however, that if a loss is uninsured because Landlord failed to maintain the insurance required to be maintained by Landlord under Section 14 above, such loss will not be deemed uninsured and shall not permit Landlord the right to terminate this Lease pursuant to this Section 16.01(3). However, for purposes of the preceding sentence, the existence of a deductible shall not be deemed to be a failure by Landlord to maintain the insurance required to be maintained by Landlord under Section 14 above.
     16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or

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any other modifications to the Common Areas deemed desirable by Landlord; provided that any permanent modifications to the Common Areas shall not prevent Tenant’s access to the Premises nor prevent Tenant’s use and enjoyment of the unaffected portions of the Common Areas and the Premises. Notwithstanding Section 15, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.
17. Condemnation.
Either party may terminate this Lease if any material part of the Premises or a material part of the Parking Facility or roadways serving the Premises which may be required for Tenant’s access to the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. Tenant may also terminate this Lease if there is a Taking of a material part of the Building such that Tenant is prevented from accessing the Premises or otherwise utilizing the Premises for the purposes described herein. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, or if there is a Taking of a material part of the Building or the Common Areas such that Tenant is prevented from accessing the Building, Premises or Parking Facility, or otherwise utilizing the Premises for the purposes described herein and the Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises (or the portion of the Building necessary for Tenant’s access, as the case may be) as nearly as practicable to the condition immediately prior to the Taking.
18. Events of Default.
     18.01 In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 5 Business Days after written notice to Tenant (“Monetary

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Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 Business Days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 Business Days, Tenant shall be allowed additional time (not to exceed 120 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 Business Days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.
     18.02 Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) whom Tenant has been notified hold Mortgages (defined in Section 23 below), notice and reasonable time to cure the alleged default.
19. Remedies.
     19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:
          (a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 11.
          (b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

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     19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.
     19.03 If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.
20. Limitation of Liability.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. EXCEPT AS PROVIDED IN SECTION 22 BELOW, NEITHER TENANT NOR ANY TENANT RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL TENANT OR ANY TENANT RELATED PARTY BE LIABLE TO LANDLORD FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE PROCEEDS FROM THE ARMS-LENGTH SALE OF THE PROPERTY TO A THIRD PARTY (LESS ANY SUMS PAYABLE TO SATISFY ANY MORTGAGES OR OTHER LIENS AGAINST THE PROPERTY), RENTS DUE FROM TENANTS, INSURANCE PROCEEDS AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

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21. Relocation.
Landlord, at its expense, at any time before or during the Term, may relocate Tenant from any or all of the portion of the Premises located on the first floor of the Building to space (“Relocation Space”) of reasonably comparable size and utility in comparison to the relocated portion of the Premises. Such Relocation Space shall be located on the first floor of the Building. Such relocation shall be effective upon 60 days’ prior written notice to Tenant. Any such relocation to other space on the first floor of the Building shall be conditioned on Landlord ensuring that Tenant shall retain the exclusive right to use the loading dock located on the first floor of the Building. From and after the date of the relocation, the Base Rent and Tenant’s Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space, provided that the total monthly Base Rent for the Relocation Space shall in no event exceed the total monthly Base Rent which would otherwise have been payable for the portion of the Premises which was relocated, and Tenant’s Pro Rata Share for the Relocation Space shall in no event exceed Tenant’s Pro Rata Share for the portion of the Premises which was relocated. Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address.
22. Holding Over.
If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.
23. Subordination to Mortgages; Estoppel Certificate.
     23.01 Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s current (as of the date of this Lease) Mortgagee on such Mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement except that Landlord shall be responsible for any fee or review costs charged by the Mortgagee existing as of the date of this Lease in connection with an initial request for a non-disturbance, subordination and attornment agreement from such initial Mortgagee. Landlord’s failure to

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obtain a non-disturbance, subordination and attornment agreement for Tenant from the initial Mortgagee as of the date of this Lease shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the subordination of this Lease to any future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall be in recordable form and shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional reasonable time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.
     23.02 In the event Mortgagee enforces it rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor; provided, however, that Mortgagee or its successor shall not be liable for or bound by (i) any payment of any Rent installment which may have been made more than 30 days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but Mortgagee, or such successor, shall be subject to the continuing obligations of landlord under the Lease to the extent arising from and after such succession to the extent of Mortgagee’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord or (iv) any obligation under this Lease to maintain a fitness facility at the Building, if any. Tenant, upon the reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, if Mortgagee shall have entered into a non-disturbance agreement directly with the Tenant governing Tenant’s obligations to attorn to Mortgagee or such successor in interest as landlord, the terms and provisions of such non-disturbance agreement shall supercede the provisions of this Section 23.02.

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24. Notice.
All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.
25. Surrender of Premises.
At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by fire or other Casualty (subject to the terms of Section 16), damage by condemnation (subject to the terms of Section 17) and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

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26. Miscellaneous.
     26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.
     26.02 If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.
     26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).
     26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease from and after the date of the transfer.

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     26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker (described in Section 1.10) as a broker, agent or finder in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp., or such other entity affiliated with Equity Office Properties Management Corp. that is involved in the negotiation of this Lease (each referred to as “EOPMC”), represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord agrees to pay a brokerage commission to Tenant’s Broker and Landlord’s Broker in accordance with the terms of separate commission agreements entered into or to be entered into between Landlord and Tenant’s Broker, and Landlord and Landlord’s Broker, respectively, provided that in no event shall Landlord be obligated to pay a commission to Tenant’s Broker or Landlord’s Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such agreement or future agreement between Landlord and Tenant’s Broker, and Landlord and Landlord’s Broker, respectively.
     26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.
     26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.
     26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system.

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     26.09 Submission of this Lease by Landlord is not an offer to enter into this Lease but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Lease until Landlord has executed and delivered the same to Tenant.
     26.10 If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.
     26.11 This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.
     26.12 Except with regard to requests for consent or approval that require Landlord to make a determination of the aesthetics of certain signage, alterations or other things that would be visible from outside the Premises or Building or to assume certain risks, including, without limitation, the risk that a certain alteration, addition and/or improvement could adversely affect the mechanical systems or structure of the Building or require excess removal costs, Landlord and Tenant agree that the giving of any consent or approval hereunder shall not be unreasonably withheld, conditioned or delayed.

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     Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD: MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company
By:
Name:
Title:

TENANT: MICROFINANCIAL INCORPORATED, a Massachusetts corporation
By:
Name:
Title:

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EXHIBIT A-1
OUTLINE AND LOCATION OF PREMISES
     This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”) for space in the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803.

EXHIBIT A-2
OUTLINE AND LOCATION OF PARK
     This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”) for space in the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803.

EXHIBIT A-3
OUTLINE AND LOCATION OF OFFERING SPACE
     This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”) for space in the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803.

A-1

EXHIBIT B
EXPENSES AND TAXES
     This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”) for space in the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
1. Payments.
     1.01 Beginning January 1, 2012, Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and beginning on the 1st anniversary of the Commencement Date, Tenant shall also pay Tenant’s Pro Rata Share of the amount, if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. Landlord shall use reasonable efforts to furnish the good faith estimate of the Tax Excess for the next applicable Fiscal Year by June 15th of the prior Fiscal Year. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate no more than once during any calendar year. After its receipt of a revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. Landlord shall use its reasonable efforts to provide an estimate of the Expense Excess and the Tax Excess for the coming calendar year by December 1, of the prior calendar year. However, if Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by the first day of a calendar year or Fiscal Year, as the case may be, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall, at Tenant’s option, be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.
     1.02 As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall, at Tenant’s option, either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year or Fiscal Year, as the case may be.
2. Expenses.
     2.01 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses include, without limitation: (a) a pro rata share of all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits (“Labor Costs”) of any personnel providing support services directly related to the operation, maintenance or management of the Building which, if provided directly by a property manager or its general support staff, would normally be chargeable as an operating expense of a comparable office building (“Building Support Services”), with the pro rata share of such Labor Costs being reflective of the extent to which such personnel are providing Building Support Services for the Building; (b) management fees in an amount equal to 3% of the gross revenues from the Building and the Property; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) commercially reasonable insurance premiums and deductibles; (h) electricity and gas for building Common Areas and water and other utility costs for the Park; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants or enhance the environmental sustainability of the Property’s operations, provided that Landlord, based on expert third party advice, reasonably believes that such improvements will reduce operating expense costs or improve the operating efficiency of the Building, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (3) required under any Laws that are enacted, or first interpreted to apply to the Property, after the Commencement Date. The cost of capital improvements, to the extent permitted to be included as Expenses hereunder, shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord in accordance with Generally Accepted Accounting Principles (“GAAP”). The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the actual period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties. Expenses shall be determined in accordance with GAAP. Notwithstanding the foregoing, for purposes of computing Tenant’s Pro Rata Share of Expenses, the Controllable Expenses (hereinafter defined) shall not increase by more than 5% per calendar year on a cumulative basis over the course of the Term. In other words, Controllable Expenses for the first calendar year after the Base Year shall not exceed 105% of the Controllable Expenses for the Base Year. Controllable Expenses for the second calendar year after the Base Year shall not exceed 105% of the Controllable Expenses for the first calendar year after the Base Year, etc. By way of illustration, if Controllable Expenses were $10.00 per rentable square foot for the Base Year, then Controllable Expenses for the first calendar year following the Base Year shall not exceed $10.50 per rentable square foot. If Controllable Expenses for such first calendar year following the Base Year were actually $10.30 per rentable square foot, then Controllable Expenses for the second calendar year following the Base Year shall not exceed $10.82 per rentable square foot. “Controllable Expenses” shall mean all Expenses exclusive of the cost of insurance, utilities, snow removal, repairs and restoration due to hurricanes and other weather-related causes, capital improvements (to the extent allowable as Expenses hereunder), and other Expenses to the extent: (i) that a component of Expenses are union labor wages, or (ii) such Expenses are incurred as a result of any requirements of Law (to the extent the same are allowable as Expenses hereunder).
     2.02 Expenses shall not include: the cost of capital improvements, including any capital improvements related to the structural elements of the Building and the Base Building mechanical, electrical and HVAC systems (except as set forth above); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance (or would have been reimbursed by insurance had Landlord carried the insurance required to be carried by Landlord under this Lease) or condemnation proceeds; attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building; all lease concessions, rental abatements, “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant leaseable space in the Building, except in connection with general maintenance and repairs provided to the tenants of the Building in general; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; leasing commissions, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building; legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building; financing costs including interest (other than as provided in Section 2.01 above) and principal amortization of debts and the costs of providing the same; except as otherwise expressly provided above, depreciation; rental on ground leases or other underlying leases and the costs of providing the same; any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of Hazardous Substances and the cost of defending against claims in regard to the existence or release of Hazardous Substances at the Building or the Site (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease, and except to the extent such removal, enclosure, encapsulation or other handling of such Hazardous Substances is related to the general repair and maintenance of the Building or Property); charges for electricity, water, or other utilities, services or goods and applicable taxes for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay to third parties; cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours; cost of correcting defects in the design and original construction of the Building; cost of any work or service provided generally to other tenants in the Building and not provided or available to Tenant; any cost (other than management fees) paid to a person firm, corporation or other entity related to Landlord to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased; late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant’s actions or inactions; cost of acquiring, securing cleaning or maintaining major sculptures, paintings and other works of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas); real estate taxes or taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.); charitable or political contributions; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; increases in Expenses incurred for or as a result of any expansion of the Building and/or other buildings in the Park or change in use of any building in the Park (i.e., from office to hotel, retail or residential) after the Commencement Date (including but not limited to all costs relating to permitting in connection with the initial construction of the Building or other buildings now or hereafter constructed at the Park); costs incurred to replace any VAV boxes or roof equipment or other major components on the HVAC system existing at or on the Buildings as of the date of this Lease (excluding costs relating to normal routine and preventative maintenance of such VAV boxes or roof equipment or other major components of the HVAC system, which such normal routine and preventative maintenance costs shall be included as Expenses); all bad debt loss, rent loss, or reserves for bad debt or rent loss; reserves not spent by Landlord by the end of the calendar year for which Expenses are paid; any costs of Landlord’s general overhead, including general administrative expenses, which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied; any rental, either actual or not, for the Landlord’s or Landlord’s managing agent’s management or leasing office; any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees or any penalties; Taxes; or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; or fees or penalties incurred as a result of violation by Landlord of any applicable law or requirements of law, except to the extent attributable to Tenant’s actions or inactions.
     In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.
     2.03 If at any time during a calendar year the Building is not at least 95% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses shall be determined as if the Building had been 95% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during that calendar year. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the

Building Owners and Managers Association, and shall include the gross up of costs related to cleaning contracts, restroom supplies, rubbish removal, electricity and water/sewer charges.
3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all commercially reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any such commercially reasonable costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall be determined without regard to any “green building” credit and shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. In addition, Taxes shall not include any increase in Taxes incurred for any expansion of the Building and/or other buildings in the Park after the Commencement Date or any increases arising from changes in the use of the Park or any fines or penalties resulting from late payments by Landlord. Landlord, using Landlord’s reasonable determination, shall engage experts and challenge any unreasonable tax assessments. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord. For the purpose of determining Taxes for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such calendar year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for such calendar year, provided that Landlord’s election shall be applied consistently throughout the Term of the Lease.
4. Audit Rights. Within 60 days after receiving Landlord’s statement of Expenses (or, with respect to the Base Year Expenses, within 60 days after receiving Landlord’s initial statement of Expenses for the Base Year) (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year (or Base Year, as applicable) to which the statement applies, and within 90 days after sending the Review Notice to Landlord (such period is referred to as the “Request for Information Period”), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”). Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year (or Base Year, as applicable) that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Request for Information and to substantiate the validity of the Expenses set forth in the Landlord’s statement. Within 90 days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement of Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that year. If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide Landlord with a Request for Information prior to expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.
Landlord agrees that Tenant may retain a third party agent to review Landlord’s books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from the review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant and for the amount overpaid by Tenant as a result of such error. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

EXHIBIT C
WORK LETTER
     This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”) for space in the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.
1.	This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant’s use. All improvements described in this Work Letter to be constructed in and upon the Premises (other than the Base Building Work [as herein defined]) by Landlord are hereinafter referred to as the “Landlord Work”. It is agreed that construction of the Landlord Work will be completed at Tenant’s sole cost and expense, subject to the Allowance (as defined below). The general contract for the Landlord Work shall be competitively bid by at least 3 qualified, independent general contractors suggested by Tenant and approved by Landlord. Landlord shall enter into a direct contract for the Landlord Work with one of the foregoing general contractors or such other general contractor suggested by Tenant and approved by Landlord, as selected by Landlord. However, if required by Tenant, Landlord agrees to select the contractor with the lowest bid provided (a) the contractor is approved by Landlord, (b) the subcontractors listed in the bid are approved by Landlord in Landlord’s reasonable judgment, and (c) the bid is based upon the scope of work, materials and specifications outlined in the Landlord Work Construction Drawings (as herein defined). In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. After selection of the general contractor and the approval of the Landlord Work Construction Drawings, Landlord shall cause the general contractor to bid out all applicable subcontractor work relating to the Landlord Work obtaining at least 3 competitive bids for the applicable subcontractor work for all major trades. Tenant shall have the right to include qualified subcontractors to participate in such competitive bidding process, provided that any such subcontractors must be approved by Landlord in its reasonable judgment. Tenant and Landlord agree that Landlord is not responsible and is not performing any alterations, repairs or improvements in the Premises with respect to the telephone and data cabling, infrastructure (e.g., coring the floors, or making structural alterations to the Premises), or any HVAC supplemental cooling, if any, nor shall Landlord be responsible for purchasing or installing furniture or equipment in the Premises. Landlord hereby approves the following general contractors to perform the Landlord Work: J. Calnan & Associates, Lake Contracting Inc., Commodore Builders Inc., Heathrow Office Environment Company and Execuspace Construction Company.

2.	Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called “Landlord Work Construction Drawings”) necessary to construct the Landlord Work, which Landlord Work Construction Drawings shall be subject to approval by Landlord and Landlord’s architect and engineers as set forth herein and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the Landlord Work Construction Drawings necessary for such construction at Tenant’s cost. Whether or not the layout and Landlord Work Construction Drawings are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Landlord Work Construction Drawings and for all elements of the design of such Landlord Work Construction Drawings and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord’s or its own, as the case may be) that (i) the permit ready set of the architectural, electrical and mechanical construction drawings, plans and specifications (the “Permit Ready Drawings”) can be delivered to Landlord on or before September 15, 2010 (the “Permit Drawings Due Date”), and (ii) the final approved Landlord Work Construction Drawings can be delivered to Landlord on or before October 1, 2010 (the “Landlord Work Construction Drawings Due Date”), provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Tenant covenants and agrees to cause the Permit Ready Drawings to be delivered to Landlord on or before the Permit Drawings Due Date, and to cause the final, approved Landlord Work Construction Drawings to be delivered to Landlord on or before the Landlord Work Construction Drawings Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Permit Ready Drawings and the Landlord Work Construction Drawings within the required time limits. Time is of the essence in respect of preparation and submission of the Permit Ready Drawings and the Landlord Work Construction Drawings by Tenant. If the Permit Ready Drawings are not fully completed and delivered to Landlord by the Permit Drawings Due Date, of if the Landlord Work Construction Drawings are not fully completed and approved by the Landlord Work Construction Drawings Due Date, Tenant shall be responsible for one day of Tenant Delay (as defined in the Lease to which this Exhibit is attached) for each day during the period beginning on the day following the Permit Drawings Due Date or the Landlord Work Construction Drawings Due Date, as the case may be, and ending on the date the Permit Ready Drawings are delivered to Landlord, or the completed Landlord Work Construction Drawings are delivered to Landlord and approved by Landlord, as the case may be. (The word “architect” as used in this Exhibit shall include an interior designer or space planner.)

3.	If Landlord’s estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4.	Once Landlord’s estimate has been determined in accordance with Section 3 above, if Landlord’s estimate and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, within thirty (30) days after demand. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein, provided that Tenant shall receive copies of all such statements, together with any back up information as Tenant may reasonably request to permit Tenant to substantiate the validity of such statements. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to pay same after written request therefor from Landlord constitutes a Default under the Lease.

5.	If Tenant shall request any change, addition or alteration in any of the Permit Ready Drawings or the Landlord Work Construction Drawings after approval by Landlord, Landlord shall have such revisions to the drawings prepared and priced, and Tenant shall reimburse Landlord for the reasonable cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions to the Permit Ready Drawings or the Landlord Work Construction Drawings, as the case may be, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one Business Day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, as provided herein.

6.	Following approval of the Landlord Work Construction Drawings and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Landlord Work Construction Drawings. Landlord shall notify Tenant of Substantial Completion of the Landlord Work.

7.	Landlord, provided Tenant is not in Default beyond applicable cure periods, agrees to provide Tenant with an allowance (the “Allowance”) in the amount of $953,360.00 (i.e., $40.00 per rentable square foot of the Premises) to be applied toward the cost of the Landlord Work in the Premises and other costs and expenses of Tenant as set forth herein. If the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 4 above. Any portion of the Allowance which exceeds the cost of the Landlord Work (“Unused Allowance”) or is otherwise remaining after May 31, 2011, shall be applied against Base Rent next becoming due, or Tenant’s Moving Costs, FF&E Costs or Cabling Costs (as those terms are herein defined). Landlord shall disburse such portion of the Unused Allowance requested by Tenant for such purposes within 30 days after the later to occur of (i) Landlord’s receipt of Tenant’s written request for disbursement specifying whether such disbursement shall be applied toward Base

Rent or Tenant’s Moving Costs, FF&E Costs or Cabling Costs, (ii) receipt of paid invoices from Tenant with respect to Tenant’s actual Moving Costs, FF&E Costs or Cabling Costs, as the case may be, in the event Tenant has requested that all or a portion of the Unused Allowance be applied against Tenant’s Moving Costs, FF&E Costs or Cabling Costs, and (iii) the Commencement Date, but in no event earlier than the date of Substantial Completion and payment of all cost incurred in connection with the Landlord Work. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Landlord Work in an amount equal to 2% of the total cost of the Landlord Work.

8	For purposes hereof, (i) Tenant’s “Moving Costs” shall mean the costs and expenses incurred by Tenant in connection with moving Tenant’s furniture, fixtures and equipment from its existing location into the Premises, (ii) Tenant’s “FF&E Costs” shall mean the costs and expenses incurred by Tenant in purchasing any furniture, equipment or other personalty for the Premises, and (iii) Tenant’s “Cabling Costs” shall mean the costs and expenses incurred by Tenant for the cost of the purchase and installation of telephone, computer and data cabling in the Premises. Landlord shall have the right to require Tenant to remove all or any portion of such cabling, at Tenant’s cost, upon expiration or earlier termination of the Lease, and the terms and provisions of Section 8 of the Lease shall be applicable with respect to such cabling.

9.	In addition to the Landlord Work, Landlord shall be responsible for performing the following improvements to the Building (including all labor and materials necessary to perform such work) in accordance with the following list (the “Base Building Work”) using Building standard methods, materials and finishes prior to the Commencement Date. All Base Building Work shall be performed at Landlord’s sole cost and expense and in a good and workmanlike manner and in compliance with applicable Laws. In no event shall the cost of the Base Building Work be applied against or deducted from the Allowance or passed through to Tenant as an Expense (as defined in the Lease to which this Exhibit is attached). Landlord shall have the right to change the plans and specifications for the Base Building Work from time to time, provided that Landlord shall not materially reduce the overall quality of the Base Building Work.
Base Building Work
a.	Re-paint the painted walls in the common areas on the 1st and 2nd floors of the Building using one Building standard color per open area which paint color shall be selected by Landlord but Tenant shall provide its input as to which paint color Tenant would select from the paint samples furnished by Landlord.
b.	Re-carpet the carpeted areas in the common areas on the 1st and 2nd floors of the Building with new Building standard carpeting, which carpet shall be selected by Landlord but Tenant shall provide its input as to which carpet Tenant would select from the carpet samples furnished by Landlord.
c.	Ebonize the existing oak located in the common areas on the 1st and 2nd floors of the Building.
d.	Replace the track lighting over the communicating stairwell located between the lobby of the Building and the 2nd floor elevator lobby, which track lighting shall be selected by Landlord but Tenant shall provide its input as to which track lighting Tenant would select from the samples of track lighting furnished by Landlord.
e.	Clean the base building electric closet located within the Premises located on the 2nd floor.
f.	Clean, repair, replace at Landlord’s sole discretion the brickwork located at the main entrance of the Building.
g.	Replace, repair or clean the existing perimeter blinds located throughout the Premises.
h.	Improve the 1st and 2nd floor restrooms to include the installations of new lighting, countertops, sinks, faucets, and entry doors. Re-paint the painted walls in the restrooms on the 1st and 2nd floors of the Building using one Building standard color similar to or the same as the color used in the common area bathroom that was viewed by Tenant in the building commonly known as Twenty Four New England Executive Park (the “24 NEEP Common Area Restrooms”). Re-paint and/or refurbish the existing partitions and floor tile in the common area restrooms on the 1st and 2nd floors of Building to look similar to the 24 NEEP Common Area Restrooms.
i.	Replace one loading dock leveler with one new leveler, as well as reconditioning and repairing the existing loading dock areas. Install a new double door access from the 1st floor of Tenant’s Premises to the loading dock.
j.	Demise the portion of the Premises on the 1st floor of the Building from the remainder of the leasable space located on the 1st floor of the Building.
10.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT D
COMMENCEMENT LETTER
(EXAMPLE)

Date

Tenant

Address

Re:	Commencement Letter with respect to that certain Lease dated as of __________, 2010, by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company, as Landlord, and MICROFINANCIAL INCORPORATED, a Massachusetts corporation, as Tenant, for 23,834 rentable square feet on the 1st and 2nd floors of the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803.

Lease Id: _________________
Business Unit Number: _______________________

Dear	__________________:
     In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:
     1. The Commencement Date of the Lease is ________________________;
     2. The Termination Date of the Lease is ___________________________.
     Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.
Sincerely,
____________________________________
Authorized Signatory
Acknowledged and Accepted:

Tenant:

By:

Name:

Title:

Date:

D-1

EXHIBIT E
BUILDING RULES AND REGULATIONS
     This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”) for space in the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.
     1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.
     2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.
     3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.
     4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.
     5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.
     6. All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.
     7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. Tenant shall assume all risk for damage, injury or loss in connection with the activity.
     8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.
     9. Corridor doors, when not in use, shall be kept closed.
     10. Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.
     11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.
     12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal of any such materials used, stored, installed, spilled, released or disposed of by Tenant.
     13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.
     14. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.
     15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.
     16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.
     17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.
     18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.
     19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.
     20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.
     21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.
     22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

     23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F
ADDITIONAL PROVISIONS
     This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”) for space in the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
1.	Parking.
1.01.	Landlord agrees to make available 81 unreserved parking spaces (collectively, the “Spaces”), for the use of Tenant and its employees, in the parking facility owned by Landlord that serves the Building (the “Parking Facility”), and if the Parking Facility includes a garage, then such Spaces may be in, or on the roof of, such garage. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the Parking Facility or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to use more than the number of unreserved Spaces set forth above.
1.02.	During the initial Term and any extension thereof, the Spaces shall be free of charge.
1.03.	Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis.
1.04.	Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility is locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.
1.05.	Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Parking Facility, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto, provided the same are generally applicable and generally applied against all other users of the Parking Facility and do not materially interfere with access to or use and enjoyment of the Spaces.

1.06.	Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.
1.07.	Landlord shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility. Landlord shall, in the exercise of the right reserved herein, use reasonable efforts not to materially interfere with Tenant’s or Tenant’s employees’ access to or use or enjoyment of the Premises, and in the event of any such temporary closure which would prevent Tenant from using any or all of the Spaces, Landlord shall provide to Tenant alternate parking during the period of any such closure for such affected Spaces.
1.08.	Tenant shall not assign or sublease any of the Spaces without the consent of Landlord, other than in connection with a Business Transfer or other Transfer consented to by Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign, other than as aforesaid.
1.09.	Landlord may elect to provide parking cards or keys to control access to the Parking Facility. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.
1.10.	Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility (“Parking Facility Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Parking Facility Operator which shall be consistent with the provisions of this Section 1, and pay the Parking Facility Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Parking Facility Operator unless caused by Landlord’s negligence or willful misconduct. It is understood and agreed that the identity of the Parking Facility Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Parking Facility Operator shall be freely assignable by such Parking Facility Operator or any successors thereto.
2.	Extension Option.
2.01.	Grant of Option; Conditions. Subject to the terms herein, Tenant shall have the right to extend the Term (the “First Extension Option”) for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the “First Extension Term”), and, if Tenant properly exercised the First Extension Option and the Term was extended as a result thereof, Tenant shall also have the right to extend the Term (the “Second Extension Option”) for one additional period of

5 years commencing on the date following the last day of the First Extension Term and ending on the 5th anniversary of the last day of the First Extension Term (the “Second Extension Term”). Throughout the remainder of this Extension Option provision, unless specifically provided otherwise, the First Extension Option and Second Extension Option are each referred to as an “Extension Option”, and the First Extension Term and the Second Extension Term are each referred to as an “Extension Term”.
It is agreed that Tenant may exercise an Extension Option only if:
a.	Landlord receives irrevocable and unconditional written notice of exercise (“Extension Notice”) (i) with respect to an exercise of the First Extension Option, not less than 12 full calendar months prior to the expiration of the initial Term and not more than 15 full calendar months prior to the expiration of the initial Term, or (ii) with respect to an exercise of the Second Extension Option, not less than 12 full calendar months prior to the expiration of the First Extension Term and not more than 15 full calendar months prior to the expiration of the First Extension Term; and
b.	Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Extension Notice; and
c.	No more than 25% of the Premises (in the aggregate) is sublet at the time that Tenant delivers its Extension Notice; and
d.	The Lease has not been assigned (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) prior to the date that Tenant delivers its Extension Notice; and
e.	With respect to the Second Extension Option, Tenant previously properly exercised the First Extension Option and the Term was extended as a result thereof.
2.02.	Terms Applicable to Premises During Extension Term.
a.	The initial Base Rent rate per rentable square foot for the Premises during the Extension Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Extension Term shall increase or decrease, if at all, in accordance with the changes assumed in the determination of the Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of the Lease.
b.	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Extension Term in accordance with the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Extension Term.

2.03.	Definition of Prevailing Market. For purposes hereof, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under leases and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Burlington, Massachusetts area. The determination of Prevailing Market for the applicable Extension Term shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than 5 years, or (ii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.
2.04.	Arbitration Procedure Tenant shall exercise the Extension Option by giving the Landlord the Extension Notice. If Tenant fails to give the Extension Notice to Landlord within the time period described above, then the Extension Option shall be null and void and of no further force or effect. Within 30 days of receiving Tenant’s Extension Notice, Landlord shall give Tenant notice of Landlord’s determination of the Prevailing Market rate for the applicable Extension Term. If Tenant disagrees with Landlord’s determination of the Prevailing Market rate during the applicable Extension Term, Landlord and Tenant shall attempt to agree on the Prevailing Market rate for the applicable Extension Term. If the parties do not so agree on the Prevailing Market rate within 30 days of the date of Tenant’s Extension Notice, Landlord and Tenant shall submit the determination of Prevailing Market rate for the applicable Extension Term to binding arbitration unless the parties otherwise mutually agree in their respective sole discretion. In such event, Landlord and Tenant shall each appoint a reputable commercial leasing broker as arbitrator, each of whom shall have at least 10 years’ active and current experience in the commercial real estate industry and the Burlington, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building. Such an appointment shall be signified in writing by each party to the other. If either party shall fail to appoint an arbitrator within a period of 10 days after written notice from the other party to make such appointment, the sole arbitrator appointed shall make the determination of the Prevailing Market rate for the applicable Extension Term in the same manner provided below as though it were the third arbitrator. If both parties appoint an arbitrator, the arbitrators so appointed shall appoint a third arbitrator, who is a reputable commercial leasing broker and has at least 10 years’ active and current experience in the commercial real estate industry and in the Burlington, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building, within 10 days after the appointment of the second arbitrator. Each of Landlord and Tenant shall furnish each of the three arbitrators with a copy of their respective final determination of the Prevailing Market rate for the applicable Extension Term. The third arbitrator shall proceed with all reasonable dispatch to determine whether Landlord’s final determination of Prevailing Market rate for the applicable

Extension Term or Tenant’s final determination of Prevailing Market rate for the applicable Extension Term, most closely reflects the Prevailing Market rate for the applicable Extension Term and in no event shall the arbitrator have the right (i) to average the final determination of Prevailing Market rate for the applicable Extension Term of Landlord and Tenant or (ii) to choose another rate. The decision of such third arbitrator shall in any event be rendered within 30 days after his/her appointment, or within such other period as the parties shall agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Law and this Section, which shall govern to the extent of any conflict between this Section and the rules of the American Arbitration Association, and the decision of the third arbitrator shall be reviewable only to the extent provided by the rules of the American Arbitration Association and shall otherwise be binding, final and conclusive on the parties. Each party shall pay the fees of the arbitrator it chose and the fees of its counsel and both parties shall equally split the fees of the third arbitrator and the reasonable and necessary expenses incident to the proceedings; provided however, if a party fails to appoint an arbitrator, the fees of the sole arbitrator shall be split between the two parties equally.

2.05.	Extension Amendment. If Tenant is entitled to and validly exercises an Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Extension Amendment shall be (i) sent to Tenant within a reasonable time after final determination of the Prevailing Market rate as provided in Section 2.04 hereof, (ii) revised by Landlord, if necessary, to incorporate any changes by Tenant that are necessary to accurately reflect the terms and conditions of Tenant’s Extension Option; and , (iii) executed by Tenant and returned to Landlord within 15 days after the Extension Amendment is delivered to Tenant by Landlord. Notwithstanding the foregoing, an otherwise valid exercise of an Extension Option shall be fully effective whether or not the Extension Amendment is executed.
2.06.	Time of the Essence. Time is of the essence with respect to all of the time periods set forth in this Section 2.
2.07.	Personal to Tenant. Notwithstanding anything herein to the contrary, Tenant’s Extension Options are personal to Tenant and to any assignee pursuant to a Business Transfer, and in no other event shall such Extension Options be assignable.
3.	Monument Signage.
3.01.	During the initial Term and any extension thereof and provided that Tenant is not in Default under the Lease beyond any applicable notice and cure period and further provided that Tenant leases and occupies at least 21,251 rentable square feet in the Building, Tenant, but subject to governmental approval, shall have the right to install its name and/or corporate logo on the first position on the exterior monument sign located at the entrance to the Building (the “Building Monument Sign”) and install its name and/or corporate logo on the New England Executive

Park monument sign for the Property (the “Park Monument Sign”). The design, size and color of the signage with Tenant’s name and/or corporate logo to be installed on the Building Monument Sign and the Park Monument Sign, and the manner in which it is attached to the Building Monument Sign and the Park Monument Sign, shall be subject to the reasonable approval of Landlord and all applicable governmental authorities. The Tenant’s signage shall be consistent with other monument signs of other tenants in the Park. Landlord, at its cost, shall repair and clean the Building Monument Sign. Thereafter, Tenant, at its cost, shall be responsible for the maintenance, repair, replacement and removal of the Tenant’s signage on the Building Monument Sign and the Park Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

3.02.	Upon expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises, or if Tenant is in Default under the Lease beyond any applicable notice and cure period, or if Tenant leases and occupies less than 21,251 rentable square feet in the Building, Tenant, at its cost within 30 days after request of Landlord, shall remove the Tenant’s signage from the Building Monument Sign and the Park Monument Sign and restore the affected portion of the Building Monument Sign and the Park Monument Sign to the conditions they were in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. If Tenant cures the Default causing Landlord to require the removal of the signage prior to the expiration of such 30-day period, Tenant shall not be required to remove such signage. If Tenant does not perform the installation, maintenance, repair, replacement, or removal work specified in this Section 3 within 30 days after notice from Landlord, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord, as Additional Rent, for the cost of such work within 30 days after request therefor.
3.03.	Notwithstanding anything herein to the contrary, Tenant’s rights with respect to the Building Monument Sign and the Park Monument Sign are personal to Tenant and any assignee pursuant to a Business Transfer and in no event shall the rights set forth in this Section 3 be assignable.
4.	Initial Suite Signage, Floor Directories and Building Directory. Notwithstanding anything to the contrary contained in Section 3 of Exhibit E (Building Rules and Regulations) of the Lease, Landlord, at Landlord’s cost and expense, shall install, for the Tenant as initially named herein, using the standard graphics for the Building, an initial Building standard tenant identification sign for the exclusive use of Tenant on the main lobby stairwell leading to the Premises, an initial Building standard tenant identification sign for the exclusive use of Tenant and suite numbers at the entrance to the initial Premises, and an initial Building standard tenant identification sign on the floor directories on the floors on which the Premises is located, and on the Building directory in the main Building lobby. Thereafter, any additional or replacement tenant identification shall be (i) subject to Landlord’s prior review and approval thereof, and (ii) installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building.

5.	Right of First Offer.
5.01.	Grant of Option; Conditions. Tenant shall have an ongoing right of first offer (the “Right of First Offer”) with respect to any space on the 1st floor of the Building as shown on the demising plan attached hereto as Exhibit A-3 (the “Option Space”, provided that any portion of the Option Space which is the subject to an Advice, as herein defined, shall be referred to herein as an “Offering Space”). Tenant’s Right of First Offer shall be exercised as follows: if during the Term Landlord determines (in Landlord’s reasonable judgment) that any Offering Space is available to lease to a third party other than (i) the existing tenant or occupant of the Offering Space, or (ii) any person or entity then having any preexisting rights to such Offering Space which predate the date of this Lease, then Landlord shall advise Tenant (the “Advice”) of the economic and other terms and conditions under which Landlord is prepared to lease such Offering Space to Tenant, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, (i) by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 5 days after the date of the Advice, and (ii) by representing and warranting to Landlord in the Notice of Exercise that the Offering Space is for the exclusive use of Tenant during the Term. In the event Tenant desires to exercise its Right of First Offer, but Tenant disagrees with Landlord’s determination of the Prevailing Market rate for the Offering Space, Tenant shall have the right to provide Landlord with a Notice of Exercise meeting the requirements set forth above within the time period specified above, but such Notice of Exercise shall also (a) indicate Tenant’s disagreement with Landlord’s determination of the Prevailing Market rate for the Offering Space, (b) set forth Tenant’s determination of the Prevailing Market rate for the Offering Space, and (c) indicate Tenant’s election to have the Prevailing Market rate determined in accordance with the provisions of Section 5.06 below. In any event, Tenant’s delivery of a Notice of Exercise shall be deemed to be the irrevocable exercise by Tenant of its Right of First Offer subject to and in accordance with the provisions of this Section 5. Notwithstanding the foregoing, Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:
a.	Tenant is in Default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or
b.	more than 25% of the Premises (in the aggregate) is sublet (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) at the time Landlord would otherwise deliver the Advice; or
c.	the Lease has been assigned (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) prior to the date Landlord would otherwise deliver the Advice; or
d.	Tenant has vacated or abandoned all or a portion of the Premises on the date Landlord would otherwise deliver the Advice; or
e.	the Offering Space is not intended for the exclusive use of Tenant during the Term; or
f.	the existing tenant or occupant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for the Offering Space or any other person or entity having any pre-existing rights in the Offering Space is interested in entering into a new lease for the Offering Space.
5.02.	Terms for Offering Space.
a.	The term for the Offering Space set forth in such Advice shall commence upon the commencement date stated in the Advice and shall thereafter continue for the period stated in such Advice. Effective as of the commencement date stated in such Advice, the applicable Offering Space shall be considered a part of the Premises, provided that all of the terms stated in such Advice shall govern Tenant’s leasing of such portion of the Offering Space and only to the extent that they do not conflict with such Advice, the terms and conditions of this Lease shall apply to such Offering Space.
b.	Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment, subject to the provisions of Section 5.06 below.
c.	The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed delivering possession of the Offering Space set forth in the Advice due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.
5.03.	Termination of Right of First Offer. The rights of Tenant hereunder with respect to each applicable Offering Space shall terminate on the earlier to occur of: (i) the last day of the 60th full calendar month following the Commencement Date; (ii) Tenant’s failure to exercise its Right of First Offer within the 5 day period provided in Section 5.01 above with respect to the particular Offering Space which was offered to Tenant; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 5.01 above. If Tenant exercises its Right of First Offer, or loses its Right of First Offer as described above in this Section 5.03, with respect to an Offering Space, Tenant nonetheless shall continue to have a Right of First Offer on any other applicable portion of the Option Space until the applicability of the earlier of items (i), (ii), or (iii) with respect to any applicable portion of the Option Space. In addition, if Landlord provides Tenant with an Advice for any Offering Space (the “Benefitted Option Space”) that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Option Space (such other portion of the Offering Space or the Option Space subject to such expansion rights is referred to herein as the “Encumbered Offering Space”) and Tenant does not exercise its Right of First Offer to lease the Offering Space described in the Advice, Tenant’s Right of First Offer with respect to the Encumbered Offering Space shall be subject and subordinate to all such expansion rights contained in the Advice to the extent such rights are actually contained in a lease with a third party for such Benefitted Option Space.

5.04.	Offering Amendment. If Tenant exercises its Right of First Offer for a particular Offering Space, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.
5.05.	Definition of Prevailing Market. For purposes hereof, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under leases and renewal and expansion amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the applicable Offering Space in the Building and office buildings comparable to the Building in Burlington, Massachusetts. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than 5 years, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.
5.06.	Arbitration Procedures. In the event Tenant has timely provided Landlord with a Notice of Exercise satisfying the requirements set forth in Section 5.01 above and which indicates Tenant’s disagreement with Landlord’s determination of the Prevailing Market rate for such portion of the Offering Space and sets forth Tenant’s determination of the Prevailing Market rate for such portion of the Offering Space, Landlord and Tenant shall attempt to agree on the Prevailing Market rate for such portion of the Offering Space, acting in good faith. If the parties agree on the Prevailing Market rate for such portion of the Offering Space within 30 days of the date of Tenant’s Notice of Exercise, then Landlord and Tenant shall enter into an Offering Amendment based upon such determination of the Prevailing Market rate for such portion of the Offering Space. If the parties do not so agree on the Prevailing Market rate within 30 days of the date of Tenant’s Notice of Exercise, Landlord and Tenant shall submit the determination of Prevailing Market rate to binding arbitration unless the parties otherwise mutually agree in their respective sole discretion. In such event, Landlord and

Tenant shall each appoint a reputable commercial leasing broker as arbitrator, each of whom shall have at least 10 years’ active and current experience in the commercial real estate industry and the Burlington, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building. Such an appointment shall be signified in writing by each party to the other. If either party shall fail to appoint an arbitrator within a period of 10 days after written notice from the other party to make such appointment, the sole arbitrator appointed shall make the determination of the Prevailing Market rate in the same manner provided below as though it were the third arbitrator. If both parties appoint an arbitrator, the arbitrators so appointed shall appoint a third arbitrator, who is a reputable commercial leasing broker and has at least 10 years’ active and current experience in the commercial real estate industry and Burlington, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building, within 10 days after the appointment of the second arbitrator. Each of Landlord and Tenant shall furnish each of the three arbitrators with a copy of their respective final determination of the Prevailing Market rate. The third arbitrator shall proceed with all reasonable dispatch to determine whether Landlord’s final determination of Prevailing Market rate or Tenant’s final determination of Prevailing Market rate, most closely reflects the Prevailing Market rate and in no event shall the arbitrator have the right (i) to average the final determination of Prevailing Market rate of Landlord and Tenant or (ii) to choose another rate. The decision of such third arbitrator shall in any event be rendered within 30 days after his/her appointment, or within such other period as the parties shall agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Law and this Section, which shall govern to the extent of any conflict between this Section and the rules of the American Arbitration Association, and the decision of the third arbitrator shall be reviewable only to the extent provided by the rules of the American Arbitration Association and shall otherwise be binding, final and conclusive on the parties. Each party shall pay the fees of the arbitrator it chose and the fees of its counsel and both parties shall equally split the fees of the third arbitrator and the reasonable and necessary expenses incident to the proceedings; provided however, if a party fails to appoint an arbitrator, the fees of the sole arbitrator shall be split between the two parties equally.
If the Prevailing Market rate has not been determined by the commencement date of the term for the Offering Space, Tenant shall pay Base Rent for the Offering Space upon the terms and conditions set forth in the Advice until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Offering Space shall be retroactively adjusted to the commencement of the term for the Offering Space. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease for the Offering Space and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

5.07.	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.
5.08.	Time of the Essence. Time is of the essence with respect to all time periods set forth in this Section 5.
5.09.	Personal to Tenant. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is personal to Tenant and in no event shall such Right of First Offer be assignable (except in connection with a Business Transfer, as defined in Section 11.04 of the Lease).
6.	Security System. Tenant shall have the right to install a separate security system for the Premises (“Security System”), however, provided that any such Security System shall be compatible with the Building’s security system and shall be subject to Landlord’s prior review and approval, including review and approval of the plans and specifications for such Security System, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall keep and maintain the Security System in good working order, condition and repair throughout the Term of this Lease. The installation, maintenance, use and operation of the Security System shall comply with all applicable governmental laws, rules, regulations and ordinances and the terms of the Lease. Tenant shall provide Landlord with key cards or access codes, as applicable to permit Landlord access to the Premises at all times, subject to the terms of this Lease with respect to Landlord access to the Premises. Tenant acknowledges and agrees that the Tenant’s use of the Security System and the installation, operation, maintenance and use thereof shall be at Tenant’s sole risk and Landlord shall have no liability whatsoever in connection therewith. Tenant hereby waives any and all claims against Landlord for any damages arising from Tenant’s exercise of its rights under this Section. Furthermore, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all damages, losses, claims, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ and other professional fees), actions or causes of action, or judgments arising in any manner from Tenant’s installation, operation, use and maintenance of the Security System. At the expiration or earlier termination of the Lease, Tenant shall, at Landlord’s option, remove the Security System from the Premises and restore the Premises to the condition which existed prior to the installation of the Security System.

EXHIBIT G
NOTICE OF LEASE
     Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4 of the following lease:

1.	Landlord:	MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company

2.	Tenant:	MICROFINANCIAL INCORPORATED, a Massachusetts corporation

3.	Date of Lease:	_______________, 2010.

4.	Premises:	23,834 rentable square feet of space as more particularly described in the Lease on the 1st and 2nd floors of the building known as and numbered Sixteen New England Executive Park, Burlington, Massachusetts, and more particularly described on Exhibit A attached hereto.

5.	Initial Lease Term:	90 month term.

6.	Extension Rights:	Two (2) options to extend the term for five (5) years each, on the terms and conditions provided for by the Lease.
     The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.
     This Notice is executed under seal this ___ day of ___________________, ______.

LANDLORD:	MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company

By:

Name:

Title:

TENANT:	MICROFINANCIAL INCORPORATED, a Massachusetts corporation

By:

Name:

Title:

THE COMMONWEALTH OF MASSACHUSETTS
___________, ss.
     On this ___ day of ___________ 20___, before me, the undersigned notary public, personally appeared _____________________, proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for ______partnership) (as ____ of ________corporation), (as ____ of ____ limited liability company), (as attorney in fact for_______________).
     Notary Public: _____________________
     My Commission Expires: ______________________
THE COMMONWEALTH OF MASSACHUSETTS
___________, ss.
     On this ___ day of ___________ 20___, before me, the undersigned notary public, personally appeared ___________, proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for ______partnership) (as ____ of ________corporation), (as ____ of ____ limited liability company), (as attorney in fact for_______________).
     Notary Public: _____________________
     My Commission Expires: ______________________

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EXHIBIT A
DESCRIPTION OF THE PREMISES

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EXHIBIT H
HVAC SPECIFICATIONS
     This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and MICROFINANCIAL INCORPORATED, a Massachusetts corporation (“Tenant”) for space in the Building located at Sixteen New England Executive Park, Burlington, Massachusetts 01803.
Landlord agrees the HVAC system is designed to maintain a temperature range for Summer of 75 degrees Fahrenheit +/- 3 degrees at outside conditions of 90.8 degrees Fahrenheit Dry Bulb / 73.1 degrees Fahrenheit Wet Bulb, and for Winter of 70 degrees Fahrenheit +/- 2 degrees at 7.7 degrees Fahrenheit Dry Bulb.
Notwithstanding the foregoing, Landlord shall not be responsible for any failure of the heating and air conditioning system to maintain such temperatures that arises out of (i) an excess density or electrical load within the Premises beyond any density or load limits that are standard for the Building, or (ii) any modifications to the heating or air-conditioning system that are performed by Tenant or contractors retained by Tenant or (iii) scheduled or temporary service interruptions that arise out of repairs and maintenance of the heating and air-conditioning system, provided that Landlord shall perform such repairs and maintenance in such a manner as to minimize any interruption of heating and air-conditioning service.

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